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                                                                    EXHIBIT 10.2


                AGREEMENT FOR PURCHASE AND ASSIGNMENT OF FOREIGN
                              ACCOUNTS RECEIVABLE


This Agreement ("Agreement") is dated this 3rd day of August, 2001, and is between Elliott Associates, L.P. , a Delaware Limited Partnership, as the prospective purchaser and assignee of foreign accounts receivable (hereinafter called "Elliott") and Grant Geophysical (Int'l), Inc., a Texas corporation, as the prospective seller and assignor of accounts receivables (hereinafter called "Grant").


         WHEREAS, Grant desires, from time to time during the term of this Agreement, to sell billed and unbilled foreign accounts receivable to Elliott; and

         WHEREAS, Elliott agrees to purchase from Grant up to a maximum amount of Four Million USD ($4,000,000), at any point in time, commencing August 3, 2001 and extending through February 28, 2002; and

         WHEREAS, the parties hereto desire to enter into this Agreement to govern the purchase and sale of foreign accounts receivable;

         NOW THEREFORE, in consideration of the premises, the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


1. OFFER OF ACCOUNTS. At its election from time to time during this Agreement, Grant agrees to offer for sale to Elliott certain of its billed and unbilled foreign accounts receivables ("accounts") arising out of seismic data acquisition and processing services rendered by Grant's branch operations in Ecuador and Columbia, and to sell to Elliott on the terms set forth in this Agreement such offered accounts (hereinafter defined as billed and unbilled/ work in progress foreign accounts receivable) as Elliott may accept for purchase in the countries of Ecuador and Columbia or in any other country mutually agreed to by the parties. The parties agree that the maximum aggregate face amount of accounts that Elliott will purchase hereunder at any time will not exceed Four Million Dollars USD ($4,000,000). Elliott's consent to purchase accounts in excess of such aggregate amounts herein set forth may only be evidenced by Elliott's acceptance for purchase of such offered accounts.

2. PURCHASE AND SALE OF ACCOUNTS. Each account purchased by Elliott hereunder shall be purchased with recourse by Elliott against Grant and Grant shall likewise be obligated to Elliott for any breach by Grant of any representation, warranty or agreement of Grant contained herein. Notwithstanding any provision in this agreement to the contrary, it is contemplated by and it is the intention of the parties hereto that certain accounts of Grant may be considered and purchased as one account (herein a "batch") and the terms "account" and "accounts" as used herein may also refer to and mean a "batch" or "batches," as the case may be.

         In connection with each offer of accounts to Elliott, Grant agrees to deliver to Elliott a written assignment of the subject billed and unbilled accounts, and if so requested by Elliott, copies of all invoices or underlying contracts relating to such accounts and evidence of performance of the related services, in consideration for an advance calculated on the basis of Article 4 herein. It is agreed that any realized gains or losses resulting from currency fluctuations between the account purchase and settlement date shall be for Grant's account.

         Grant hereby sells, transfers, assigns and otherwise conveys to Elliott with full recourse (as a sale by Grant and a purchase by Elliott and not as security for any indebtedness or other obligation of Grant to Elliott) all right, title and interest of Grant in and to all billed and unbilled foreign accounts accepted by Elliott for purchase hereunder, together with all related rights (but not obligations) of Grant with respect thereto, including all


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         contract rights, guarantees, letters of credit, liens in favor of
         Grant, insurance and other agreements and arrangements of whatever character from time to time supporting or securing payment of such accounts.

         Grant agrees to execute and deliver such bills of sale, assignments, letters of credit, notices of assignment, financing statements (including continuation statements) under the applicable UCC and other documents, and make such entries and markings in its books and records, and to take all such other actions (including the negotiation, assignment or transfer of negotiable documents, letters of credit or other instruments) to the extent necessary and as Elliott may request to further evidence or protect the sales and assignments of accounts and related rights to Elliott hereunder.

3. TERMS OF ACCOUNTS. Except as otherwise may be agreed to in writing by Elliott from time to time, the terms of sale offered by Grant to its account debtors with respect to all accounts offered to Elliott for purchase hereunder shall be NET 30 DAYS for billed foreign accounts and in the case of unbilled foreign accounts, the terms shall be NET 30 DAYS after actual billing of such unbilled accounts. After a foreign account has been purchased by Elliott, Grant, in its capacity as agent for Elliott, shall advise Elliott of the terms of sale set forth in the invoice relating to such account, or any other aspect of the account.

4. PURCHASE PRICE. The purchase price for each account purchased hereunder shall consist of and be paid at a discounted rate of .991667 per dollar based on the US Dollar equivalency of each invoice before VAT. In the event the account is not collected within 30 days, an additional discount shall accrue and become payable to Elliott at a monthly rate of .83333 .

5. SECURITY. For the purpose of securing Elliott (a) in the payment of any and all sums of money that may become due and owing Elliott from Grant by reason of this Agreement, (b) in the performance by Grant of Grant's obligations hereunder, and under any other agreement, contract, document, note or other instrument in favor of Elliott or its assignees, Grant hereby grants to Elliott a security interest in (i) all of the specific Grant foreign accounts sold, pursuant to this Agreement, as well as all books and records pertaining to all of the foregoing; (ii) Grant agrees to execute and deliver such financing statements under the applicable UCC and other documents, and make such entries and markings in its books and records and to take all such other actions, as Elliott may request to further evidence, perfect, preserve or protect the security interest granted to Elliott hereunder. Elliott at its sole discretion, shall have all rights and remedies in respect of the lien and security interest herein granted as are provided in this Agreement, the UCC and other applicable foreign law, including the right at any time, before or after any default by Grant of any of its obligations hereunder, to notify account debtors and obligors on instruments to make payment to Elliott (or its designee) and to take control of proceeds to which Elliott is entitled, and to apply proceeds to (in addition to other obligations of Grant to Elliott) the reasonable attorneys' fees and legal expenses incurred by Elliott in connection with the disposition of collateral or the other exercise of rights and remedies by Elliott.

6. AGENT. Elliott authorizes Grant to act as its agent for the administration and collection of each account. Grant agrees that, if any payment is made to Grant on any account purchased by Elliott from Grant hereunder, Grant (i) will remit such payment to Elliott on a timetable as mutually agreeable, but in any event no later than February 28, 2002; and (ii) will deliver such payments due to Elliott based on the calculations as described in Article 4 herein.

7. REPRESENTATIONS AND WARRANTIES OF GRANT. Grant hereby represents and warrants to Elliott with respect to each account offered by Grant to Elliott hereunder that (i) Grant is the sole owner of such account, which account is free and clear of any liens, claims, equities or encumbrances whatsoever, and upon each purchase by Elliott of such account, Elliott will own such account free and clear of any liens, claims, equities or encumbrances whatsoever and the consideration received by Grant from Elliott for such account is fair and adequate,
         (ii) Grant is the sole obligee under such account, and has full power and is duly authorized to sell, assign and transfer such account to Elliott hereunder, and the date of sale of such billed foreign account is not more than 30 days after the date of the original invoice, (iii) Grant has no knowledge of any fact which would lead it to expect that, at the date of sale of such account to Elliott, such account will not be paid in the full stated amount when due, and (iv) such account arises out of the bona fide rendition of services performed by Grant,



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         or all underlying services have been rendered by Grant, in complete fulfillment of all of the terms and conditions of a fully executed, delivered and unexpired contract with the account debtor, and the account debtor has accepted the services to which the account relates.

         Each representation and warranty of Grant contained in this Agreement shall be deemed to be made at and as of the date hereof and as of the date of each sale of foreign accounts to Elliott hereunder.

         Grant agrees to indemnify and hold Elliott harmless against any breach by Grant of any representation, warranty or agreement of Grant contained in this Agreement, and against any claims or damages arising out of the manufacture, sale, possession or use of, or otherwise relating to, goods, or the performance of services, associated with or relating to accounts or related rights purchased (or with respect to which a security interest is granted) hereunder.

8. FINANCIAL STATEMENTS. Grant represents and warrants that all financial and other information provided by Grant to Elliott in connection with this agreement or made to induce Elliott to enter into this Agreement is true, complete and correct in all material respects. Grant agrees to furnish and shall continue to provide additional financial and business information concerning Grant and its business as Elliott may reasonably request, including copies of its Form 10-K and Form 10-Q filings with the United States Securities and Exchange Commission.

9. TAXES. All VAT taxes and governmental charges of any kind imposed with respect to the rendering of services relating to foreign accounts purchased by Elliott hereunder shall be for the account of, and paid by, Grant.

10. TERMINATION. This Agreement may be terminated by either party hereto by delivery of written notice of termination of this Agreement to the other party specifying the date of termination, which date shall be at least 30 days after the date such notice is given. Elliott may, at its election, terminate this Agreement immediately and without the requirement of notice to Grant if (i) Grant shall fail to perform any of its obligations hereunder or shall breach any of its representations and warranties hereunder, (ii) Grant or any of its Affiliates shall become insolvent or suspend all or a substantial part of its or their business, (iii) a petition under the Bankruptcy Code or any other insolvency or debtor statute shall be filed by or against Grant or any affiliate or any receivership proceedings with respect thereto shall commence, (iv) any guarantee of any of Grant's obligations hereunder shall be terminated or become impaired, or (v) Elliott otherwise deems that it is insecure hereunder.

         Termination of this Agreement shall not affect the rights and obligations of the parties hereunder with respect to transactions occurring on or prior to the date of such termination, and this Agreement shall continue to govern the rights and obligations of the parties hereto with respect to accounts purchased by Elliott from Grant on or prior to the date of such termination. All security interests granted or contemplated by this Agreement shall survive the termination of this Agreement until all amounts payable to Elliott with respect to transactions occurring on or prior to the date of termination have been paid to Elliott, and Grant has performed all its obligations to Elliott with respect to such transactions, and all obligations under this Agreement including but not limited to payment of the Fees.

11. ATTORNEY'S FEES, LITIGATION EXPENSE. Grant agrees to reimburse Elliott upon demand for Elliott's attorneys' fees, court costs and other fees and expenses incurred in collecting any sums due or to become due to Elliott hereunder, enforcing any of Elliott's rights under this Agreement and all actions taken by Elliott that it deems necessary or desirable under the Bankruptcy Code or should any provisions of the Bankruptcy Code be applicable to any rights or obligations of any party to this Agreement, as well as all appearances, motions and actions to which ELLIOTT may be or become a party in any bankruptcy case.

12. GOVERNING LAW; VENUE; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of New York or if such laws are inapplicable, governed by the laws of Colombia or Ecuador to the extent applicable, and any dispute arising out of, connected with, related to, or incidental to the relationship established between Grant and Elliott in connection with this Agreement, and whether arising in contract, tort, equity or otherwise, shall be resolved in accordance with the internal laws and decisions of the State of New York, except to the extent



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         that the perfection and the effect of perfection or non-perfection of the security interest created by this Agreement, in respect of any particular collateral, are governed by the laws of jurisdiction other than the State of New York.

13. NOTICES. All notices and other communications provided for herein shall be given or made in writing and telecopied or delivered by courier or mail to the intended recipient at the "Address for Notices" specified opposite its name on the signature page hereto, or at such other address or telecopy number as shall be designated by a party to the other party in the manner specified in this Section. All such notices and other communications shall be deemed to have been duly given when transmitted by telecopier (with receipt thereof confirmed by telecopier) or personally delivered or, in the case of a mailed notice, upon deposit in the United States Postal System postage prepaid and properly addressed, in each case given or addressed as aforesaid.

14. INDEMNIFICATION. Grant agrees to indemnify, defend and hold Elliott harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, attorneys' fees and amounts paid in settlement) owing to any third party to which Elliott may become subject arising out of or based upon this Agreement as well as any prior relationship of Grant with Elliott, WHETHER BY ALLEGED OR ACTUAL NEGLIGENCE OF ELLIOTT, except and to the extent caused by the gross negligence or willful misconduct of Elliott.

15. CAPTIONS; FINAL AGREEMENT; COUNTERPARTS; SUCCESSORS AND ASSIGNS. Captions and headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement. This Agreement represents the final agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings, oral or written, related to such subject matter. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. This Agreement may not be assigned by Grant without the prior written consent of Elliott. This Agreement may be assigned by Elliott, in whole or in part, and any foreign accounts purchased by Elliott hereunder, together with all rights and interests related thereto granted to Elliott hereunder, may be assigned by Elliott, all without notice to or the consent of Grant. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

16. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective only upon acceptance by Elliott as evidenced by Elliott's signature hereon.










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IN WITNESS WHEREOF, the parties hereto, heretofore duly authorized, have executed this Agreement to be effective as of the date first set forth above.



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Address for Notices:             GRANT GEOPHYSICAL, (INT'L.) INC.

16850 Park Row
Houston, Texas 77084
Telecopy No.: (281)398-9996      By:  /S/ THOMAS L. EASLEY
                                 Name:    Thomas L. Easley
                                 Title:   Executive Vice President - Finance and
                                          Administration



Address for Notices:             ELLIOTT INTERNATIONAL, L.P.
712 Fifth Ave., 36th Floor
NEW YORK CITY, NEW YORK          By: /s/ PAUL E. SINGER
10019                            Name:   Paul E. Singer
Telecopy No.:  (212) 586-9428    Title:  General Partner
                                 Date:   August 3, 2001









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